United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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TORVEC, INC.
(Name of Registrant as Specified in Its Charter)
James Y. Gleasman, CEO
(Name of Person(s) Filing Proxy Statement)
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Torvec, Inc.
Powder Mills Office Park
1169 Pittsford-Victor Rd., Suite 125
Pittsford, NY 14534
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 25, 2007
On January 25, 2007, Torvec, Inc. will hold its annual meeting of common shareholders for 2006 at the Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450. The meeting will begin at 7:00 P.M. local time.
Only common shareholders of record at the close of business on December 1, 2006 can vote at this meeting or any adjournment that may take place. At the meeting, we will vote to:
o	elect directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

o	ratify the appointment by the Audit Committee of the Board of Directors of Eisner LLP as the Independent Registered Public Accounting Firm of the company for its year ending December 31, 2006;

o	approve an amendment to the company’s certificate of incorporation to increase the number of common shares the company shall have authority to issue from 40,000,000 common shares to 400,000,000 common shares;

o	transact any other business properly brought before the meeting or any adjournment that may take place.
You can find more information about each of these proposals, including the nominees for directors, in the attached Proxy Statement.
Our Board of Directors recommends that you vote in favor of each of the proposals outlined in the Proxy Statement.
We cordially invite all shareholders to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, please mark, date, sign and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your Proxy Card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Following the business portion of the meeting, we will also report on our business results and other matters of interest to shareholders.

By Order of the Board of Directors

/S/HERBERT H. DOBBS

DATED: December 1, 2006	Herbert H. Dobbs, Secretary

PROPOSAL 1
CORPORATE GOVERNANCE
CONTROLS AND PROCEDURES
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
THE BOARD RECOMMENDS A VOTE FOR OSIC
PROPOSAL 2
PROPOSAL THREE
COMMITTEE REPORTS

Torvec, Inc.
Powder Mills Office Park
1169 Pittsford-Victor Rd., Suite 125
Pittsford, NY 14534
PROXY STATEMENT
Date of Proxy Statement: December 1, 2006
Date of Mailing: December 13, 2006
Annual Meeting of Shareholders January 25, 2007
Our Board of Directors is soliciting proxies for the 2006 annual meeting of common shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
In compliance with the company’s existing bylaws, the Board has fixed December 1, 2006 as the record date for the 2006 annual meeting. Shareholders of record who owned our common stock on that date are entitled to vote at and attend the annual meeting, with each share entitled to one vote. 31,173,108 shares of our $.01 par value common stock were outstanding on the record date.
Voting materials, which include this Proxy Statement, a Proxy Card and our most recent Annual Report (Form 10-KSB), will be mailed to common shareholders on or about December 13, 2006.
We have summarized below important information with respect to the 2006 annual meeting.
Time and Place of the Annual Meeting
The 2006 annual meeting is being held on Thursday, January 25, 2007 at 7:00 P.M. local time at the Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450. All shareholders who owned shares of our $.01 par value common stock as of December 1, 2006, the record date, may attend and vote at the 2006 annual meeting.
Purpose of the Proxy Statement and Proxy Card
You are receiving a Proxy Statement and Proxy Card from us because you own shares of our common stock on December 1, 2006, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.
When you sign the Proxy Card, you appoint each of James Y. Gleasman and Keith E. Gleasman as your representatives at the meeting. James Y. Gleasman and Keith E. Gleasman will vote your shares at the meeting as you have instructed them on the Proxy Card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your Proxy Card in advance of the meeting just in case your plans change.
Proposals to be Voted on at This Year’s Annual Meeting
You are being asked to vote on:
o	the election of directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

o	the ratification of the appointment by the Audit Committee of the Board of Directors of Eisner LLP as the Independent Registered Public Accounting Firm of the company for its fiscal year ending December 31, 2006.

o	approval to amend the company’s certificate of · incorporation to increase the number of common shares the company shall have authority to issue from 40,000,000 common shares to 400,000,000 common shares;
The Board of Directors recommends a vote FOR each proposal.
Voting Procedure
You may vote by mail.
To vote by mail, please sign your Proxy Card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct.
You may vote in person at the annual meeting. To assist you, we will pass out written ballots to anyone who wants to vote at the meeting in case you have forgotten your Proxy Card.

If you hold your shares in street name, you must request a Proxy Card from your stockbroker in order for you to vote. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are in the name of the brokerage house or other nominee and are not held in your name. If your shares are held in “street name” and you wish to attend the annual meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the annual meeting.
You may change your mind after you have returned your Proxy Card.
If you change your mind after you return your Proxy Card, you may revoke your proxy at any time before the polls close at the annual meeting. You may do this by:
o	Signing and mailing another Proxy Card with a later date; or

o	voting in person at the annual meeting; or

o	giving notice of revocation to us by writing Herbert H. Dobbs, Secretary, Torvec, Inc., Powder Mills Office Park, 1169 Pittsford-Victor Rd., Suite 125, Pittsford, New York 14534.
Multiple Proxy Cards
If you receive more than one Proxy Card, it means that you hold common shares in more than one account. Please sign and return all Proxy Cards to ensure that all your common shares are voted.
Quorum Requirement
Common shares are counted as present at the annual meeting if you either:
o	are personally present at the meeting, or

o	you have properly returned a Proxy Card.
33 1/3% of our outstanding common shares as of the record date must be present at the annual meeting (either in person or by proxy) in order to hold the annual meeting and conduct business. This is called a “quorum”.
Consequences of Not Returning Your Proxy Card

If your common shares are held in your name, you must either return your Proxy Card or attend the annual meeting in person in order to vote on the proposals. If your common shares are held in street name and you do not vote your proxy yourself, your brokerage firm may either:
o	vote your common shares on routine matters, or

o	leave your common shares unvoted.
Routine matters include such proposals as the election of directors and the ratification of the appointment of auditors. Nonroutine matters include proposals such as Proposal No. 3 as set forth in this Proxy Statement, beginning on page 38. We encourage you to provide instructions to your brokerage firm by voting your proxy. This will ensure that your common shares will be voted in accordance with your wishes at the meeting.
Effect of Abstentions
Abstentions are counted as common shares that are present and entitled to vote for the purposes of determining the presence of a quorum but are not counted as votes cast for purposes of determining the approval of any matters submitted to the common shareholders for a vote.
Required Vote
Assuming a quorum is present at the annual meeting, the election of each nominee to be a director of the company will require a plurality of common shares casting votes at the annual meeting. The ratification of Eisner, LLP as the company’s registered public accounting firm will require the affirmative vote of a majority of common shares casting votes at the annual meeting. The approval of the proposal to increase the number of common shares the company is authorized to issue will require a majority of common shares casting votes at the annual meeting.
Vote Solicitation
The Board of Directors of Torvec, Inc. is soliciting your proxy to vote your common shares at the annual meeting. In addition to this solicitation by mail, our directors, officers and any other representatives of the company may contact you by telephone, internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to all beneficial owners of our common stock. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting
Votes of common shares cast by proxy or in person at the annual meeting will be tabulated by Board appointed inspectors of election. The inspectors of election will also determine whether there is a quorum at the annual meeting.
The common shares represented by Proxy Cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting. If the Proxy Card specifies a choice with respect to any matter to be acted on, the common shares will be voted in accordance with that specified choice. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.
With respect to the election of directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEE SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.
Where specified choices ( including abstentions) with respect to any given proposal are not marked, THE SHARES REPRESENTED BY ALL EXECUTED AND VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.
We believe that the procedures to be used by the inspectors of election to count the votes are consistent with New York law and our Bylaws concerning the determination of a quorum and the voting of common shares.
Publication of Voting Results
We will announce preliminary voting results at the meeting. We will publish the final results in our annual report on Form 10-K for the fiscal year ending December 31, 2006, which we will file with the Securities and Exchange Commission. You can get a copy by writing Torvec, Inc., Powder Mills Office Park, 1169 Pittsford-Victor Rd., Suite 125, Pittsford, NY 14534, or by contacting the Securities and Exchange Commission at (800) 732-0330 for the location of its nearest public reference room, or through the Edgar System at www.sec.gov.
Other Business
We do not know of any business to be considered at the 2006 annual meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the annual meeting, your signed Proxy Card gives authority to James Y. Gleasman and Keith E. Gleasman to vote your common shares on such matters at their discretion.

Proposals for 2007 Annual Meeting
Common shareholders may present matters for consideration at our next annual meeting either by having the matter included in the company’s own Proxy Statement and listed on its Proxy Card or by conducting his or her own proxy solicitation.
To have your proposal included in our Proxy Statement and listed on our Proxy Card for the 2007 annual meeting, you must submit your proposal to the company before August 13, 2007 in writing to Herbert H. Dobbs, Secretary, Torvec, Inc., Powder Mills Office Park, 1169 Pittsford-Victor Rd., Suite 125, Pittsford, New York 14534. You may submit a proposal only if you have continuously owned at least $2,000 worth or 1% in market value of the company’s common stock for at least 1 year before you submit your proposal to the company, and you must continue to hold this level of common security ownership in our company through the 2007 annual meeting of shareholders.
If you decide to conduct your own proxy solicitation, you must provide the company with written notice of your intent to present your proposal at the 2007 annual meeting, and the written notice must be received by the company before October 30, 2007. If you submit a proposal for the 2007 annual meeting after October 30, 2007, management may or may not in its sole discretion, present the proposal at the annual meeting, and the proxies for the 2007 annual meeting will confer discretion on management proxy holders to vote against your proposal.
Annual Report on Form 10-KSB
Accompanying this Proxy Statement is a copy of our annual report (Form 10-KSB) for the fiscal year ending December 31, 2005 as filed with Securities and Exchange Commission on April 19, 2006.
PROPOSAL 1
ELECTION OF DIRECTORS
Under our Bylaws, our Board of Directors is elected annually to serve until the next annual meeting of common shareholders and until the directors’ successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy Card is marked to the contrary, executed and valid proxies received will be voted FOR the election of the seven nominees named below. All of the nominees are currently directors of the company. Daniel R. Bickel, Herbert H. Dobbs, James Y. Gleasman, Keith E. Gleasman, Joseph B. Rizzo and Gary A. Siconolfi were elected at the annual meeting of shareholders in January, 2006. David M. Flaum was elected a member of the Board on August 21, 2006. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors.

The names of the nominees, their ages as of December 1, 2006 and certain other information about them are set forth below:

			Served As
Nominee	Principal Occupation	Age	Director Since
Gary A. Siconolfi 325 VanVoorhis Avenue Rochester, NY 14617 (1)	Chairman of the Board	55	10/31/02

James Y. Gleasman 11 Pond View Drive	Chief Executive Officer,
Pittsford, NY 14534 (2)	Interim Chief Financial Officer,
	Director	66	02/20/98

Keith E. Gleasman 11 Pond View Drive Pittsford, NY 14534 (3)	President, Director	59	09/26/96

Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, MI 48309 (4)	Secretary, Director	75	02/20/98

Daniel R. Bickel 39 Whippletree Road Fairport, New York 14450 (5)	Certified Public Accountant, Director	58	10/31/02

David M. Flaum 39 State Street, Suite 300	Real Estate Developer, Director	57	8/21/06
Rochester, New York 14614

Joseph B. Rizzo 39 State Street, Suite 700 Rochester, New York 14614 (7)	Attorney, Director	41	9/9/05

(1)	Mr. Siconolfi was the owner and general manager of Panorama Dodge, Inc., Penfield New York from 1984-1995 and of Panorama Collision, Inc., East Rochester, New York from 1989-1995. He started and managed a highly successful auto/truck dealership and collision business, building the business to annual sales of $20 million, with 5 departments and 65 employees.

Prior to opening the dealership and collision business, Mr. Siconolfi acquired an excellent foundation in the automotive business, working in sales, sales management and general management at Vanderstyne Ford, Schrieber Buick, Judge Motor Corporation and Meisenzahl Auto Parts, all in the Rochester area. He has completed 100+ programs sponsored by Chrysler Corporation, Ford Motor Company and General Motors in fields such as management, sales management, sales, customer relations, human resources and service training. He earned numerous awards given by these companies.

A very active participant in his community, Mr. Siconolfi is currently involved in commercial real estate.

(2)	James Y. Gleasman has been a director and consultant of the company since its inception. His business background includes the following:
o	Life-long entrepreneur.

o	Skilled in management, finance, strategic planning, organizing and marketing.

o	Principal inventor of the infinitely variable transmissions (IVT); co-inventor of several other patented inventions.

o	Established manufacturing of the Torsen® Differential in Argentina, Brazil, etc.

o	Former principal with two companies formerly owned by the Gleasman family.

o	Set business strategies for small companies’ dealings with large companies.

o	Joint venture partner with Clayton Brokerage Co. of St. Louis, MO.

o	Owned financial-consulting business.

o	Negotiated with numerous Asian Corporations (including Mitsubishi and Mitsui).

o	Educated in Asian philosophy, business practices and culture.
(3)	Keith E. Gleasman is Co-Inventor with Vernon E. Gleasman on all Torvec patents. Mr. Gleasman’s strengths include his extensive marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating the products to persons within all levels of the automotive industry, race crew members, educators and students.
o	As former Vice President of Sales for the unrelated Gleason Corporation (Power Systems Division), designed and conducted seminars on vehicle driveline systems for engineers at the U.S. army tank automotive command.

o	Designed a complete nationwide after-market program for the Torsen Differential, which included trade show participation for the largest after-market shows in the U.S., SCORE and SEMA.

o	Extensive after-market experience including pricing, distribution, sales catalogs, promotions, trade show booths designs and vehicle sponsorships.

o	Responsible for over 300 articles in trade magazines highlighting the Torsen Differential (e.g., Popular Science, Auto Week, Motor Trend, Off-Road, and Four Wheeler).

o	Designed FTV vehicle prototype, (from concept to assembly).

o	Assisted in developing engineering and manufacturing procedures for the Torsen Differential and for all of the Torvec prototypes.

o	Instructed race teams on use of the Torsen Differential (Indy cars, Formula 1, SCCA Trans-Am, IMSA, GTO, GTU, GT-1, NASCAR, truck pullers and off-road racers).

o	Has been trained for up-to-date manufacturing techniques such as NWH, statistical process control and MRP II.
Mr. Gleasman has extensive technical and practical experience, covering all aspect of the company’s products such as, promotion, engineering and manufacturing.
(4)	Dr. Dobbs, Ph.D., P.E., has worked at every level from design engineer to technical director of an Army Major Commodity Command at the two-star level. He has worked as a hands-on engineer and scientist in industry and government, commanded field units, managed Army R & D programs and laboratories and currently has his own practice as a consultant engineer. He has the broad background needed to guide the company’s growth and development.

During his career he has:
o	Worked as a manufacturing engineer.

o	Worked as a design engineer in the aircraft and missile industry.

o	Managed Army laboratories as a captain, lieutenant colonel and colonel.

o	Organized, implemented and operated the theater-wide “Red Ball Express” quick response supply system in Vietnam to get disabled weapons and other critical equipment repaired and back into combat as rapidly as possible.

o	Done basic research on multi-phase turbulent fluid dynamics supporting development of the gas turbine primary power system now used in the M1 Abrams Main Battle Tank (MBT).

o	Managed advanced development of the laser guided 155mm-artillery shell now known as the “Copperhead”.

o	Served in Taiwan as a member of the U.S. Military Assistance Advisory Group (MAAG) working with the Republic of China Army General Staff.

o	Served as liaison officer between the Army and Air Force for development of the laser seeker for the Hellfire missile.

o	Guided development of a new family of tactical vehicles for the Army, including the High Mobility Multipurpose Wheeled Vehicle (HMMWV) now known as the “Hummer”, which uses Vernon Gleasman’s Torsen® differential.

o	Served as Technical Director of U.S. Army Tank-automotive Command* (TACOM), which then employed some 6,400 people and is responsible for all support of U.S. military ground vehicles (a fleet of 440,000) from development to ultimate disposal with a budget of nearly $10 billion a year. He was also responsible for negotiation and management of military automotive R&D agreements with the French and German Ministries of Defense.

*	Now the U.S. Army Tank-Armaments Command.
At the end of 1985, Herbert H. Dobbs left government service and started his own consulting practice and began working with the Gleasmans to develop and market Vernon Gleasman’s inventions. Herbert H. Dobbs holds a Ph.D. in Mechanical Engineering from the University of Michigan and is a registered professional engineer in Michigan. He holds several patents of his own and, among many affiliations, is a member of SAE, ASME, NSPE, AAAS, Sigma XI, AUSA, NDIA and the U.S. Army Science Board. The last named organization is a small group of senior technical and managerial people chosen from industry and academia to provide direct advice to the Secretary of the Army, the Chief of Staff, and the Department of the Army concerning issues of policy, budgets, doctrine, organization, training and technology.
(5)	Daniel R. Bickel is a partner in the accounting firm of Bickel & Dewar, C.P.A.’s, an accounting firm providing a variety of accounting services to small to medium sized business. The services provided include audits, reviews, compilations, business and personal consulting, business acquisition and sale assistance and income tax preparation. Mr. Bickel is a graduate of the Rochester Institute of Technology. He has been licensed in New York State as a certified public accountant for almost 30 years and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He has served as an officer and director of numerous non-profit and civic organizations.

(6)	David M. Flaum is a Rochester, New York leading real estate developer. In 1985, he founded Flaum Management Co.,Inc., a full service regional real estate development and property management firm. Mr. Flaum is noted for developing retail centers, office buildings, advanced or high technology facilities, call centers, redevelopment projects and commercial land in the northeastern United States. Flaum Management Company has developed particular expertise in redeveloping difficult or troubled properties, often adding hundreds of jobs to upsate New York communities. Mr. Flaum is a founding board member of US LEC Corp. He serves on the board of directors of U.S. Telepacific Corp. and is a member of the Board of Trustees of Syracuse University, serving on its Executive, Facilities and Academic committees. He is a member of the Facilities committee of the University of Rochester’s Medical Center and Eye Institute.

(7)	Joseph B. Rizzo, Partner and Head of the Litigation Department of the law firm of Gallo & Iacovangelo, LLP, was born January 17, 1965, in Buffalo, New York. Graduated from Pittsford Mendon High School, 1982; State University of New York at Buffalo, B.A., English, 1986; State University of New York at Buffalo, School of Law, Juris Doctor, 1989. Admitted to practice law in the State of New York, 1990. Associate Attorney with the law firm of Speyer & Perlberg, New York, New York, 1989 to 1995. Joined law firm of Gallo & Iacovangelo, LLP, Rochester, New York in 1995 and became a Partner and Head of the firm’s Litigation Department, 1997 to present. Mr. Rizzo is a published legal commentator and a lecturer for the New York State Bar Association. He is a member of the New York State Bar Association and the National Crime Victims Bar Association. Appears in the “Strathmore’s Who’s Who” 2005-2006 Edition for outstanding leadership and achievement in the practice of law.

Relationships; Agreements
Keith E. and James Y. Gleasman are brothers. There are no other family relationships among any of the directors or executive officers of the company. There are no agreements or arrangements for the nomination or the appointment of any persons to the Board of Directors.
CORPORATE GOVERNANCE
Role of the Board of Directors
All corporate authority resides in the Board of Directors as the representative of the shareholders. The Board has delegated authority to management in order to implement Torvec’s mission of maximizing long-term shareholder value, while adhering to the laws of the jurisdictions where we operate and at all times observing the highest ethical standards.
Such delegated authority includes the authorization of spending limits and the authority to hire consultants and employees and terminate their services. The Board retains responsibility to recommend candidates to the shareholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the chief executive officer, determination of senior management compensation, approval of the annual budget, assurance of adequate systems, procedures and controls, as well as assisting in the preparation and approval of strategic plans. Additionally, the Board provides advice and counsel to senior management.
All major decisions are considered by the Board as a whole, however, the Board has chosen to exercise certain of its responsibilities through committees of the Board. The Board has established three standing committees — an Audit Committee, a Nominating Committee, and a Compensation and Governance Committee. On July 8, 2005, the Board temporarily created an Executive Committee, composed of a majority of its members and granted to it the full authority of the Board, in accordance with and subject to the provisions of Section 712 of the New York Business Corporation Law.
It is the company’s policy that all directors attend the annual shareholders meeting. All persons who were directors on the date of last year’s annual shareholders meeting attended such meeting.
Operation of the Board and its Committees
The Board of Directors of the company met 6 times during the fiscal year from January 1, 2006 through December 1, 2006. For the fiscal year, each incumbent, active director attended, either in person or by telephonic conferences as permitted by the company’s Bylaws, approximately 100% of the total number of meetings held during the period for which he was a director and approximately 100% of the total number of meetings of the committees of the Board on which he served during the period for which he was a member of such committee(s).
A majority of the company’s directors are independent as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission. In accordance with requirements of the National Association of Securities Dealers, Inc. for NASDAQ listed companies, the company’s active independent directors held regularly scheduled meetings at which only active independent directors were present (“executive sessions”) in order to enhance communication among our independent directors.
Our independent directors are Daniel R. Bickel, Herbert H. Dobbs, David M. Flaum, Joseph B. Rizzo and Gary A. Siconolfi.
The Audit Committee
The company’s Board of Directors adopted an Audit Committee charter delineating the composition and the responsibilities of the Audit Committee which became effective on April 17, 2000. The charter was revised by the Board on January 15, 2003 to further delineate the Committee’s responsibilities and authority in accordance with provisions of the Sarbanes-Oxley Act of 2002. The charter is on the company’s website at www.torvec.com. It was filed as an appendix to the proxy statement distributed to shareholders in connection with the 2003 annual meeting and, in accordance with rules promulgated by the Securities and Exchange Commission, is filed again as Appendix A to this Proxy Statement.
The primary function of the Audit Committee as stated in its charter is to assist the Board of Directors in fulfilling its oversight responsibilities relating to monitoring the quality, reliability and integrity of the company’s external financial reporting process, the adequacy of the company’s internal controls particularly with respect to the company’s compliance with legal and regulatory requirements and corporate policy, and the independence and performance of the company’s registered public accounting firm who is ultimately accountable and must report directly to the Audit Committee. More specifically, the Audit Committee is directly responsible for:
      o the appointment, compensation, retention and oversight of the work of the registered public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;
      o the pre-approval of all auditing and legally permissible non-auditing services to be performed by the company’s registered public accounting firm;

      o the disclosure by the company of all pre-approved non-audit services in periodic reports filed by the company with the Securities and Exchange Commission;
      o the disclosure by the company of the number and name(s) of each Audit Committee member who is an “audit committee financial expert” as defined by the Charter in accordance with rules promulgated by the Securities and Exchange Commission;
      o the establishment of internal procedures for complaints concerning the company’s accounting, internal accounting controls or auditing matters; and
      o the engagement of independent counsel and advisors as it determines necessary to carry out its duties and the funding therefore.
The Audit Committee met four times in fiscal year 2006. The current members of the Audit Committee are Daniel R. Bickel, chairman, Herbert H. Dobbs and Gary A. Siconolfi.
All members of the Audit Committee are “independent” as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission. Daniel R. Bickel has been appointed the Audit Committee’s “financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the Securities and Exchange Commission.
The Nominating Committee
At its meeting held on October 5, 2004, the board established a Nominating Committee. The current members of the Nominating Committee are Joseph B. Rizzo, chairman, Daniel R. Bickel and Gary A. Siconolfi. Each of these persons is an independent director as defined by Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission and as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.
The Committee met twice in fiscal year 2006.
On November 9, 2004, the board adopted the Nominating Committee charter, a copy of which was attached to the company’s proxy statement filed in connection with the annual meeting of shareholders held in January, 2005. The Nominating Committee charter is on the company’s website at www.torvec.com.
As specified in its charter, the purpose of the Nominating Committee is to identify, consider and recommend qualified individuals to the Board for election as directors, including the slate of directors that the Board proposes for election by shareholders at the annual meeting. The charter sets forth the following policy and procedures with respect to the consideration of any director candidates recommended by security holders:

Shareholders wishing to directly nominate candidates for election to the board of directors at an annual meeting must do so by giving notice in writing to the chairman of the Nominating Committee, Torvec, Inc., Powder Mills Office Park, 1169 Pittsford-Victor Rd., Suite 125, Pittsford, New York 14534. The notice with respect to any annual meeting must be delivered to the chairman not less than 120 days prior to the anniversary of the preceding year’s annual meeting. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination; (b) the name, age, business address and residence address of each nominee; (c) the principal occupation or employment of each nominee; (d) the class and number of shares of Torvec securities which are beneficially owned by each nominee and by the nominating shareholder; (e) any other information concerning the nominee that must be disclosed in nominee and proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (f) the executed consent of each nominee to serve as a director of Torvec if elected.
Nominations submitted in accordance with the foregoing procedure will be considered and voted upon by the Nominating Committee. Any shareholder nominee recommended by the Committee and proposed by the Board for election at the next annual meeting of shareholders shall be included in the company’s proxy statement for such annual meeting.
The company encourages shareholder communications with management and with independent directors. Any shareholder wishing to communicate directly with management should e-mail or address regular mail to:

Officer	Mailing Address	E-mail
James Y. Gleasman	Torvec, Inc.	jgleasman@torvec.com
Chief Executive Officer,	Powder Mills Office Park,
1169 Pittsford-Victor Rd., Suite 125
Interim Chief Financial Officer	Pittsford, NY 14534

Keith E. Gleasman	Torvec, Inc.	kgleasman@torvec.com
President	Powder Mills Office Park,
1169 Pittsford-Victor Rd., Suite 125
Pittsford, NY 14534
Any shareholder wishing to communicate directly with any of our independent directors should e-mail him as follows:

Herbert H. Dobbs	dr.hh.dobbs@earthlink.net

Joseph Rizzo	josephrizzo@gallolaw.com

Daniel R. Bickel	dbickel@frontiernet.net

Gary A. Siconolfi	gary1015@rochester.rr.com

David M. Flaum	dmf@flaummgt.com

Regular mail may be addressed to:	Torvec Independent Directors
c/o Torvec, Inc.

Powder Mills Office Park
1169 Pittsford-Victor Rd., Suite 125
Pittsford, NY 14534
Attention: Gary A. Siconolfi
The Nominating Committee charter also sets forth the qualifications and a specific description of skills that members of the board of the company should possess, regardless of by whom nominated:
In recommending candidates, the Committee shall consider the candidates’ mix of skills, experience with businesses and other organizations of comparable size, reputation, background and time availability (in light of anticipated needs), the interplay of the candidate’s experience with the experience of other board members, the extent to which the candidate would be a desirable addition to the board and any committees of the board and any other factors the Committee deems appropriate. At a minimum, the Committee shall address the following skill sets in evaluating director candidates: accounting or finance, business or management experience, industry knowledge, customer base experience or perspective, international marketing and business experience, strategic planning and leadership experience.
Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The board should represent diverse experience at policy making levels in business, government, education and technology, and in areas that are relevant to the company’s worldwide activities.
Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should consider offering their resignation in the event that significant change in their personal circumstances, including their health, family responsibilities, or a change in their principal job responsibilities, would preclude them from devoting sufficient time to carrying out their responsibilities effectively.

The board does not believe that arbitrary term limits on director service are appropriate, nor does it believe that directors should expect to be renominated automatically. The contribution of each member as a member of a committee or the board shall be evaluated each year by the Committee before his renomination is recommended to the board.
The Governance and Compensation Committee
At its meeting held on October 5, 2004, the board established a Governance and Compensation Committee. The current members of the Committee are Gary A. Siconolfi, chairman, Daniel R. Bickel and Joseph B. Rizzo. All members of the Committee are independent within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. respectively.
The Committee met four times during the 2006 fiscal year.
The purpose of the Governance and Compensation Committee is to regularly monitor the effectiveness of management policies and decisions including the execution of the company’s strategies in order to insure that the company represents the shareholders’ interests, including optimizing long term as well as short term financial returns. The Committee also (1) reviews and makes recommendations to the Board of Directors on employment and business consultants policies, forms and levels of compensation, including specifically, the performance and level of compensation of the officers and top management personnel of the company; and (2) reviews and makes recommendations to the Board on the operation, performance and administration of the company’s employee benefit plans, including the company’s Business Consultants Stock Plan, Employee Stock Option Plan, the Nonmanagement Directors Plan and Commercializing Event Plan.
At its meeting held on November 9, 2004, the Committee adopted a statement of Corporate Governance Principles which was attached to the company’s proxy statement filed in connection with the annual meeting of shareholders held in January, 2005.
The Executive Committee
On July 8, 2005, the Board of Directors created an Executive Committee consisting of Gary A. Siconolfi, chairman, Daniel R. Bickel, Herbert H. Dobbs, James Y. Gleasman, and Keith E. Gleasman. The members of the committee constitute a majority of the company’s Board, and is composed of 2 of the company’s founders who have guided the company from inception, a long-term advisor to the Gleasman family and the company, especially on military matters (Dr. Dobbs), and an individual who was nominated and elected for the express purpose of representing the interests of all of the company’s shareholders, including its minority shareholders (Mr. Siconolfi).
The members of the Executive Committee had become increasingly concerned with the direction and management of the company under the guidance of a management consulting firm, especially under its then chief executive and chief financial officer, and its then chairman.

The Committee therefore engaged special counsel to investigate certain actions and/or omissions in the management of the company by CXO in fulfillment of such board members’ obligations under the Sarbanes-Oxley Act. The Committee, on a temporary basis, was delegated certain powers by the board with respect to the management of the company as permitted by the New York Business Corporation Law.
As the result of the investigation by the special counsel and after consultation therewith, on August 19, 2005 the Committee unanimously removed Philip A. Fain as chief executive officer and chief financial officer of the company as well as removed Read McNamara as chairman of the board. The Committee unanimously appointed James Y. Gleasman chief executive officer and interim chief financial officer as well as Gary A. Siconolfi as chairman of the board, effective August 19, 2005.
On September 9, 2005, at a duly called meeting of the Board attended by all active members of the Board, the board approved the creation of the Executive Committee and ratified all of its actions.
On October 26, 2005, Read D. McNamara and Philip A. Fain resigned as directors of the company. The board accepted their resignations on the same date.
Sarbanes-Oxley Compliance
The Sarbanes-Oxley Act of 2002 was enacted on July 30, 2002. The statute addresses, among other issues, corporate governance, auditing and accounting, executive compensation and enhanced and timely disclosure of corporate information. On November 4, 2003, the National Association of Securities Dealers, Inc. adopted final NASD Rules addressing corporate governance director independence and corporate accountability.
The Board of Directors has acted to strengthen and improve its already strong corporate governance practices. Following is a summary of formal policies the Board has adopted to comply with Sarbanes-Oxley, the NASD Rules and to enhance shareholder confidence in the company.
a.) Code of Business Conduct and Ethics
The company’s Code of Business Conduct and Ethics applies to all members of the board, all senior executive and financial officers, and all employees of the company, its divisions and its subsidiaries. The Code mandates that all company personnel observe the highest standards of business and personal conduct in the performance of their duties and responsibilities, especially in dealing with other company personnel, our shareholders, the general public, the business community, customers, suppliers, and governmental authorities. It addresses conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets, compliance with laws, rules and regulations and requires the reporting of any illegal or unethical behavior.
We require our employees, our officers and directors to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected unethical, illegal or criminal activity involving the company and/or its employees. We have established a compliance network which allows employees, officers and directors to anonymously report any known or suspected violation of laws, rules, regulations or the Code of Business Conduct and Ethics.
Waivers of the Code’s provisions are generally not permitted, may be granted only by the Board of Directors, and if granted, will be disclosed to the company’s shareholders. There were no waivers of the Code during fiscal 2006.
b.) Financial Integrity and Compliance Program
The company’s Financial Integrity and Compliance Program mandates that the company’s results of operations and financial position must be recorded in accordance with the requirements of law and generally accepted accounting principles and that all books, records and accounts must be maintained in reasonable detail so that they accurately and fairly reflect the business transactions and disposition of assets of the company. The written policy requires all personnel responsible for the preparation of financial information to ensure that the company’s financial policies and internal control procedures are followed and holds each employee involved in creating, processing and recording financial information accountable for the integrity of the financial reporting process. The program establishes a network for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and provides for the submission (including the confidential anonymous submission) by company employees of concerns they may have regarding questionable accounting or auditing matters.
c.) Corporate Governance Principles
Our Corporate Governance Principles set forth certain principles and policies governing the role of the board of directors in management, the functions of the board of directors, qualifications of directors, independence of directors, the size of the board and selection process, board committees, independence of committee members, meetings of independent directors, shareholder communications, board and committee agendas, ethics and conflicts of interest, reporting and access to advise.
Our code of business conduct and ethics, our financial integrity and compliance program, our statement of corporate governance principles and additional information on our corporate governance policies is available on our website at: www.torvec.com.

CONTROLS AND PROCEDURES
James Y. Gleasman, the company’s chief executive officer and interim chief financial officer, has informed the Board of Directors that, based upon his evaluation of the company’s disclosure controls and procedures as of the end of the period covered by its annual report (Form 10-KSB), such disclosure control and procedures are effective to ensure that information required to be disclosed by the company in the reports it submits under the Securities Exchange Act of 1934 is accumulated and communicated to management (including the chief executive officer and chief financial officer) as appropriate to allow timely decisions regarding required disclosure.
Management, with the participation of the company’s chief executive and interim chief financial officers, has concluded that there were no changes in the company’s internal control over financial reporting that occurred during the company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting.
COMPENSATION DISCUSSION AND ANALYSIS
The company is a development stage company that to date has not generated revenues. Since its inception in September, 1996, the company’s principal business activity has consisted of research, development and patenting its automotive technologies worldwide. Since inception through December 1, 2006, the company has relied primarily on monies generated by the sale of its common and Preferred equity to sustain its business. The board of directors adopted and has consistently followed a policy to expend the proceeds of equity sales directly on the costs and expenses associated with the actual development of its products (including the development of prototypes, pre-production and production-ready models, the leasing of research and testing facilities). In furtherance of this policy, the board has developed a current compensation philosophy based upon the following elements:
—— compensation payable for services rendered, including engineering, business consulting, legal and patent services, as well as for services rendered by management and the company’s directors, is to be paid to the extent feasible pursuant to the company’s business consultants’ stock plan. The company has registered common shares issuable under the plan so that nonaffiliates are able to sell such shares immediately and affiliates are able to sell such shares without regard to the “restricted stock” provisions of Rule 144 promulgated by the Securities and Exchange Commission;
—— the number of common shares and/or common stock warrants to be issued in satisfaction of consultants’ invoices and/or to be issued in accordance with the terms of compensatory plans duly adopted by the board, such as the nonmanagement directors’ plan, is to be calculated based upon the closing price of the company’s $.01 par value common stock as of the trading date immediately preceding the date of the invoice or the date of payment under the plan ( e.g. the last day of each calendar quarter);
—— no current compensation is to be paid to Keith E. Gleasman in any capacity, including his position as president and no current compensation is to be paid to James Y. Gleasman in any capacity, including his position as chief executive officer and interim chief financial officer. This policy has been in effect since January 1, 2004 and, as of December 1, 2006, the date of this Proxy Statement, this policy remains in effect;
—— current compensation to be paid to administrative, technological, engineering consultants, business consultants and the company’s general counsel is to be paid to the extent feasible in business consultants’ stock. The annual rate of current compensation payable to each of the individuals performing such services was negotiated an arms-length basis and is commensurate with the level of current compensation payable for such services in the greater metropolitan Rochester, New York region;
The core of the board’s long-term compensation philosophy is based upon its realization that the company’s shareholders will be rewarded only by a business transaction involving the commercialization of one or more of the company’s eight automotive technologies. This means that the company either sells and/or licenses all or any one of such technologies in a manner designed to generate revenue for the company and an increased market price for the company’s common stock. This can also mean that the company itself is acquired in a business combination such that the company’s shareholders will receive cash, the buyer’s stock or a combination of cash and purchaser stock.
To this end, the board adopted on October 13, 2006, a commercializing event plan designed to reward the company’s directors, executives and certain administrative personnel for the successful completion of one or more commercializing events. Under the plan, business consultants’ shares will be issued to participants in the plan if and only if a commercializing event takes place and a business transaction is consummated. No shares have been issued under the plan to date and no shares will be issued under the plan unless and until a commercializing event actually occurs.
The company has eight distinct, patented technologies. They are: the infinitely variable transmission; the full terrain vehicle (FTV)’s modular suspension system; the full terrain vehicle’s steer drive; the full terrain vehicle’s tracks; the IsoTorque differential; the constant velocity joint(CVT); the hydraulic pumps and motors; and the ice technology.

Under the plan, if a commercializing event occurs, each participant will receive 50,000 business consultants’ shares for each one of the technologies commercialized. If a second commercializing event occurs with respect to a given technology, then each participant will receive 25,000 business consultants’ shares. No additional shares are issuable for any additional commercializing event for the same technology. For example, if the company were to sell or license its infinite variable transmission (IVT) to an Asian company for exclusive use in Asia, a first commercializing event would have occurred with respect to the IVT. Each participant in the commercializing event plan would receive 50,000 business consultants’shares upon the consummation of such transaction. If the company subsequently were to sell or license the IVT to a U.S. concern for exclusive use in the Americas,a second commercializing event would have occurred with respect to the IVT. Each participant in the commercializing event plan would receive 25,000 business consultants stock. No additional shares would be issuable upon a third commercializing event with respect to the IVT. Under the plan, this commercializing event sequence applies separately to each of the company’s eight automotive technologies.
Under the plan, if a purchaser were to acquire the entire company in a business combination, then in such case, each participant in the commercializing event plan would receive 400,000 business consultants’ shares upon the consummation of the transaction. This feature of the commercializing event plan operates independently of the feature whereby each participant receives shares for a first or second commercializing event. Thus, under the plan, it is possible for each participant to receive 1,000,000 business consultants’ if each and every product was the subject of both a first and a second commercializing event (8 x 75,000 shares) and then, subsequently to these events, the entire company were to be acquired.
SUMMARY COMPENSATION TABLE

							Change in
						Non-	Pension Value
						Equity	and
						Incentive	Nonqualified
						Plan	Deferred	All
Name and				Stock	Option	Compen-	Compensation	Other
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	Compensation
Position	Year	($)	($)	($)	($)	($)	($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Eric Steenburgh,	2003	$0	$0	$0	$0	$0	$0	$0	$0
Chief Executive Officer(1)	2004	$0	$0	$0	$0	$0	$0	$0	$0
Richard Ottalagana,	2004	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
Chief Executive Officer(2)	2005	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)
Philip A.Fain,	2004	(6)	(6)	(6)	(6)	(6)	(6)	(6)	(6)
Chief Executive Officer, Chief Financial Officer(5)	2005	(7)	(7)	(7)	(7)	(7)	(7)	(7)	(7)

								Change in
							Non-	Pension Value
							Equity	and
							Incentive	Nonqualified
							Plan	Deferred	All
Name and				Stock	Option		Compen-	Compensation	Other
Principal		Salary	Bonus	Awards	Awards		sation	Earnings	Compensation
Position	Year	($)	($)	($)	($)		($)	($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Keith E. Gleasman,	2003	$122,500	$0	$0	$49,000	(9)	$0	$0	$0	$171,500
President(8)	2004	$0	$0	$0	$0		$0	$0	$0	$0
	2005	$0	$0	$0	$0		$0	$0	$0	$0
James Y. Gleasman,Chief Executive Officer, Interim Chief	2003	$92,700	$0	$0	$60,946	(11)	$0	$0	$0	$153,646
Financial	2004	$0	$0	$0	$0		$0	$0	$0	$0
Officer(10)	2005	$0	$0	$0	$0		$0	$0	$0	$0
Samuel M. Bronsky,	2003	$0	$0	$0	$0		$0	$0	$0	$0
Chief Accounting	2004	$25,200	$0	$0	$0		$0	$0	$0	$25,200
Officer(12)	2005	$12,980	$0	$0	$0		$0	$0	$0	$12,980

(1)	Eric Steenburgh served as chief executive officer during all of fiscal 2003 and until May 31, 2004. He was not paid any compensation for his services.

(2)	Richard Ottalagana served as chief executive officer from June 15, 2004 through March 3, 2005.

(3)	Mr. Ottalagana was compensated by the issuance of common shares and common stock purchase warrants to CXO on the GO, LLC, a management consulting firm of which he was a member. During fiscal 2004, the firm received 940,000 warrants and 107,499 common shares as compensation and the company recorded a charge of approximately $5,496,000 for these warrants.

(4)	Mr. Ottalagana was compensated by the issuance of common shares and common stock purchase warrants to CXO on the GO, LLC and CXO on the GO of Delaware, LLC, management consulting firms of which he was a member. During fiscal 2005, the firms received 140,000 warrants and 90,705 common shares and the company recorded a charge of approximately $444,000 for these warrants.

(5)	Philip A. Fain served as chief financial officer from June 15, 2004 through August 19, 2005 and as chief executive officer from March 3, 2005 to August 19, 2005.

(6)	(7) As a member of CXO on the GO, LLC and later, as a member of CXO on the GO of Delaware, LLC, Mr. Fain was compensated during fiscal 2004 and fiscal 2005 in the same manner and amount as Mr. Ottalagana.

(8)	Mr. Gleasman served as president during the years specified. Amounts received in 2003 represent consultant fees paid to him under a consultant agreement which expired in December, 2003. For fiscal 2004 and fiscal 2005, Mr. Gleasman did not receive any compensation from the company.

(9)	Under the consultant agreement, Mr. Gleasman was granted 31,818 common stock options exercisable at $5.00 per common share. The closing price of the company’s common stock on December 22, 2003, the date of the grant, was $1.54 per common share.

(10)	Mr. Gleasman became chief executive officer and interim chief financial officer on August 19, 2006. Prior to assuming these positions, Mr. Gleasman served as chief strategist for the company. Amounts received in 2003 represent consultant fees paid to him under a consultant agreement which expired in December, 2003. For fiscal 2004 and fiscal 2005, Mr. Gleasman did not receive any compensation from the company.

(11)	Under the consultant agreement, Mr. Gleasman was granted 39,575 common stock options exercisable at $5.00 per common share. The closing price of the company’s common stock on December 22, 2003, the date of the grant, was $1.54 per common share.

(12)	Mr. Bronsky served as the chief accounting officer of the company until June, 2005.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Award					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
							Market	Awards:	Payout
			Equity Incentive				Value of	Number of	Value of
			Plan Awards:				Shares or	Unearned	Unearned
	Number of	Number of	Number			Number of	Units of	Shares,	Shares,
	Securities	Securities	of Securities			Shares or	Stock	Units or	Units or
	Underlying	Underlying	Underlying			Units of	That	Other	Other
	Unexercise	Unexercised	Unexercised	Option	Option	Stock That	Have	Rights That	Rights That
	d Options	Options	Unearned	Exercise	Expira	Have Not	Not	Have Not	have Not
	(#)	(#)	Options	Price	tion	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James Y. Gleasman	238,739	0	0	$5.00	2007-2013 (1)	0		0	0
Keith E. Gleasman	237,967	0	0	$5.00	2007-2013 (2)	0	0	0	0
Samuel M. Bronsky	100,000	0	0	$5.00	2011	0	0	0

(1)	25,000 options expire on December 1, 2007; 174,164 options expire on September 30, 2007 and 39,575 options expire on December 21, 2013.

(2)	25,000 options expire on December 1, 2007; 181,149 options expire on September 30, 2007 and 31,818 options expire on December 21, 2013.
DIRECTOR COMPENSATION

					Non-Equity	Change in
	Fees				Incentive	Pension Value
	Earned				Plan	and Nonqualified
	or Paid	Stock	Option		Compensati	Deferred	All Other
	in Cash	Awards	Awards		on	Compensation	Compensation	Total
Name	($)	($)	($)		($)	Earnings	($)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Daniel R. Bickel	$0	$0	$44,370	(1)	$0	$0	$0	$44,370
Herbert H. Dobbs	$0	$0	$31,320	(2)	$0	$0	$0	$31,320
Joseph B. Rizzo	$0	$0	$4,320	(3)	$0	$0	$0	$4,320
Gary A. Siconolfi	$0	$0	$31,320	(4)	$0	$0	$0	$31,320
Read D. McNamara	$0	(5)	(5)		$0	$0	$0	(5)

(1)	4,250 common stock warrants, exercisable at $.01 per common share, were issued as of March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005. The closing price for the company’s common stock on each of those dates was $4.00, $3.00, $2.00 and $1.44 per share, respectively. All warrants were issued under the Nonmanagement Directors’ Plan.

(2)	3,000 common stock warrants, exercisable at $.01 per common share, were issued as of March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005. The closing price for the company’s common stock on each of those dates was $4.00, $3.00, $2.00 and $1.44 per share, respectively. All warrants were issued under the Nonmanagement Directors’ Plan.

(3)	3,000 common stock warrants, exercisable at $.01 per common share, were issued as of December 31, 2005. The closing price for the company’s common stock on that date was

$1.44 per share, respectively. All warrants were issued under the Nonmanagement Directors’ Plan.

(4)	3,000 common stock warrants, exercisable at $.01 per common share, were issued as of March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005. The closing price for the company’s common stock on each of those dates was $4.00, $3.00, $2.00 and $1.44 per share, respectively. All warrants were issued under the Nonmanagement Directors’ Plan.

(5)	Mr. McNamara served as chairman of the board from June 15, 2004 to August 19, 2005. He was compensated as a director by the issuance of common shares and common stock purchase warrants to CXO on the GO, LLC and CXO on the GO of Delaware, LLC, management consultant firms of which he was a member. During fiscal 2005, the firms received 140,000 common stock warrants and 90,705 common shares and the company charged approximately $444,000 for these warrants.
Discussion of Director Compensation
Upon the election of David M. Flaum to the company’s board of directors on August 21, 2006, the company issued 200,000 common stock purchase warrants to To the Point Consulting, LLC, exercisable for ten years at $3.27 per common share. Mr. Flaum is a member of To the Point Consulting, LLC.
1) The Nonmanagement Directors’ Plan
At its meeting held on October 19, 2004, the board adopted a nonmanagement directors’ plan for directors who are not employees, consultants or in any way, part of management for services exclusively rendered by them as directors.
As originally adopted and as in force through July 1, 2006, the plan provided that nonmanagement directors who have been board members for at least one full year and have attended, in person or by telephonic conference as permitted by our by-laws, at least 75% of both board meetings and meetings of committees of which they are a member were entitled to receive on a yearly basis, warrants to purchase up to 12,000 common shares at a purchase price of $.01 per share. The warrants were issued quarterly on a pro rata basis and were issued contingently in anticipation of a director’s satisfactory completion of one year of service and/or 75% of board/committee meetings. The warrant term was for a period of ten years. In addition, the chairman of the audit committee was entitled to earn as payment for services on such committee 5,000 warrants per year, payable quarterly.
On October 13, 2006, the board modified the plan to provide that, effective for periods commencing on and after July 1, 2006, a stipulated sum per annum should be paid to each nonmanagement director solely for his service as a director, with the amount of such payment determined by the board from time to time, based upon such considerations as risk, number of meetings, monitoring and reviewing company compliance with the Sarbanes-Oxley Act as well as all other applicable local, state, national and international rules and regulations, development and implementation of policies, including establishing and reviewing executive compensation, longevity, 24-hour a day availability, as well as oversight of management’s pursuit of one or more commercializing events for the company’s technologies. Until adjusted in accordance with such factors, the board determined that each nonmanagement director shall be paid $25,200 per annum exclusively for board and committee service, payable pro rata on a quarterly basis, provided each such director shall have attended, either in person or via telephonic conference, 75% of the meetings of the board and of the committee(s) of which he is a member, such attendance measured on an annual basis. Such amount shall be paid either in cash, Business Consultants stock or a combination of both and is payable to a newly elected director on a prospective basis upon his election as a director.
At the same meeting, the board also determined that a stipulated sum per annum should be paid to those nonmanagement directors serving as chairman of the board, chairman of the executive committee, chairman of the audit committee, chairman of the nominating committee and chairman of the compensation and governance committee, exclusively for service rendered in such capacities. Until further adjusted, the board determined that the chairman of the board shall be paid $7,500 per annum, the chairman of the executive committee shall be paid $12,000 per annum, the chairman of the audit committee shall be paid $12,000 per annum, the chairman of the nominating committee shall be paid $5,100 per annum and the chairman of the compensation and governance committee shall be paid $5,100 per annum. Such amounts are to be paid pro rata on a quarterly basis with payments made in cash, Business Consultants stock or a combination of both and is payable to a newly elected chairman on a prospective basis upon his election as chairman. With respect to amounts payable to chairmen for calendar 2006, such amounts shall be payable retroactively to January 1, 2006(except for the audit committee chairman who has received payment for the six month period ended June 30, 2006).
Each unexercised, nonmanagement director warrant outstanding as of October 13, 2006 was amended to provide that such warrants may be exercised only upon the happening of the earlier to occur of the following events: death or disability of the director, termination of his service as a director, change in control of the company or the sale, license or other commercial transfer of a substantial amount of the company’s assets, all of such terms to be interpreted in accordance with the provisions of section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.
2) Participation in 1998 Stock Option Plan
All directors, including directors who also serve as executive officers, are eligible to participate in the 1998 Stock Option Plan which was approved by the shareholders on May 27, 1998. No options were granted under the plan in fiscal 2005.
3) Commercializing Event Plan

All directors participate in the company’s commercializing event plan as adopted by the board of directors on October 13, 2006. See Compensation Discussion and Analysis, page 20.
Vote Required
Each nominee must be elected by the affirmative vote of a plurality of the common shares voted at the annual meeting, whether in person or by proxy.
Recommendation of the Board:
THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Eisner LLP as the Independent Registered Public Accounting Firm responsible for the independent audit of our financial statements for the year ended December 31, 2006. A representative of Eisner LLP is expected to be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Audit Fees
The aggregate amount the company was billed for professional services rendered by Eisner LLP for the audit of the company’s annual financial statements, for the review of the company’s financial statements included in the company’s quarterly reports filed with the Securities and Exchange Commission, and for services normally provided in connection with statutory and regulatory filings or engagements for each of the immediately preceding two years were:

2004	2005
$78,500	$77,233
Audit-Related Fees
     The aggregate amount the company was billed for professional services rendered by Eisner LLP for audit related services for each of the immediately preceding two years were:

2004	2005
$3,000	None
Such audit-related services specifically included due diligence related to mergers and acquisitions, accounting consultations, internal control reviews, attest services and consultation concerning financial accounting and reporting standards.
Tax Fees
The aggregate amount the company was billed for professional services rendered by Eisner LLP for tax compliance, tax planning and tax advice for each of the immediately preceding two years were:

2004	2005
None	None
These services specifically included:
-	tax return compliance for federal and state income/franchise tax purposes; and

-	advice and/or opinions on tax planning and tax reporting matters, including research, discussions, preparation of memorandums and attendance at meetings, as mutually determined to be necessary, including but not limited to the following areas — international taxes, mergers, acquisitions and divestitures, employee compensation, benefits and related reporting requirements, accounting methods, response to inquiries and notices regarding federal and state taxes.
All Other Fees
The aggregate amount the company was billed for professional services rendered by Eisner LLP for all legally permissible non-audit services, other than audit-related services and tax services, for each of the immediately preceding two years were:

2004	2005
None	None

These services specifically included registration statement review and assisting the Audit Committee in fulfilling its responsibilities in connection with the financial reporting process and services rendered in connection with the requirement that Eisner LLP timely report to the Audit Committee regarding critical accounting policies and practices and Public Company Accounting Oversight Board (PCAOB) standards regarding alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management and regarding any other material, written information provided by Eisner LLP to the Audit Committee in order to facilitate auditor and management oversight by the Audit Committee.
Pre-Approval Policies and Procedures
Article II of our Audit Committee charter, as amended, specifically provides that the Audit Committee must pre-approve all auditing and legally permissible non-auditing services to be performed by the company’s registered public accounting firm. In accordance with such mandate the Audit Committee has established a set of procedures governing the pre-approval process. Under the procedure, for each fiscal year, the Committee first shall determine the general nature and scope of the audit, audit-related, tax and other legally permissible non-audit services to be performed by the company’s registered accounting firm. Prior to the performance of any services, the Committee shall require such firm to submit to the Committee one or more engagement letter(s) delineating specific audit, audit-related, tax and other legally permissible non-audit services to be rendered (together with a schedule of fees with respect to each of such services). Upon receipt of such engagement letter(s), the Committee shall review and approve such engagement letter(s) in advance of the performance of any such services, including the specific advance approval of fees in connection with each of such services. Upon approval and execution of each of such engagement letter(s) by the Committee, the registered public accounting firm shall perform such pre-approved services in accordance with the terms and conditions of each engagement letter and shall not engage in any other services unless each of said services, if any, shall have been specifically approved (including the specific approval of all fees associated therewith) by the Audit Committee in advance of the rendering any such service.
Vote Required
This proposal requires the affirmative vote of a majority of the common shares voted at the annual meeting, whether in person or by proxy.

Recommendation of the Board:
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL THREE
INCREASE IN AUTHORIZED COMMON SHARES

Under the company’s certificate of incorporation, as amended, the company may not issue more than 40,000,000 common shares, $.01 par value. As of the date of this Proxy Statement, that is, December 1, 2006, the company has issued 31,173,108 common shares and may be called upon to issue an additional 4,336,353 common shares upon the exercise of vested stock options, vested warrants and the conversion of outstanding Class A and Class B Preferred shares, convertible on a one to one basis, as of December 1, 2006.
At its meeting held on October 13, 2006, the board of directors determined that events may materialize and circumstances may dictate that it would be in the best interest of all the company’s common shareholders for the board to declare one or more common stock-splits. In addition, the board anticipates that as a result of one or more commercializing events with respect to its automotive technologies, the company will seek to list its common stock on a national securities exchange or on NASDAQ. Upon such listing, the company will need a significant number of additional common shares in order to create greater liquidity and attract institutional investors.
In anticipation of such circumstances, the board consulted with members of the investment banking community and, after review of their recommendations, the board adopted a resolution to amend the company’s certificate of incorporation to increase the number of common shares the company is authorized to issue from 40,000,000 to 400,000,000 common shares, conditioned upon shareholder approval for such increase at the annual meeting.
The amendment of the company’s certificate of incorporation to increase the number of authorized common shares will not, in and of itself, cause or result in dilution of common shareholder interests. Further, the issuance of additional common shares in connection with one or more splits of the company’s common stock will not cause or result in dilution of common shareholder interests. However, the actual issuance of common shares to investors or other third parties to the level permitted by the amendment could, in certain circumstances, result in significant dilution to common shareholder interests. As of December 1, 2006, the date of this Proxy Statement, the Company has no present plans, proposals and/or arrangements with respect to the actual issuance of additional shares of its common stock.

This proposal requires the affirmative vote of a majority of the common shares voted at the annual meeting, whether in person or by proxy.
Recommendation of the Board:
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL THREE

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of December 1, 2006 by:
o	each person who is known by us to beneficially own more than 5% of our common stock;

o	each of our directors;

o	each of our named executive officers; and

o	all of our directors and executive officers as a group.
The number and percentage of shares beneficially owned are based on 31,173,108 shares of common stock outstanding as of December 1, 2006. Beneficial ownership is determined under rules promulgated by the Securities and Exchange Commission. Shares of common stock subject to warrants and options that are currently exercisable or exercisable within 60 days of December 1, 2006 are deemed to be outstanding and beneficially owned by the person holding the warrants or options for the purpose of calculating the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of calculating the percentage ownership of any other person. Except as indicated in the footnotes to this table, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Amount and Nature	Percent
Name of	of	Common Stock
Beneficial Owner	Beneficial Ownership	Owned
Margaret F. Gleasman	3,090,750 (1)	9.8%

(1)	Includes 25,000, 275,734 and 95,455 shares which may be purchased through the exercise of ten year options granted on December 1, 1997, September 30, 2002 and January 5, 2004, respectively, all exercisable at $5.00 per share.

		Number of		Percent
Name of		Shares		of Shares
Beneficial Owner	Position	Owned		Owned
Gary A. Siconolfi	Chairman of Board	529,217	(1)	1.69%

James Y. Gleasman	Chief Executive Officer, Interim Chief Financial Officer, Director	6,327,783	(2)	20.08%
Keith E. Gleasman	President, Torvec, Inc.; Director	9,533,028	(3)	30.35%

Herbert H. Dobbs	Director	461,886	(4)	1.47%

Daniel R. Bickel	Director	79,196	(5)	Less than 1%

Joseph B. Rizzo	Director	6,047		Less than 1%

		Number of	Percent
Name of		Shares	of Shares
Beneficial Owner	Position	Owned	Owned
David M. Flaum	Director	402,086 (6)	1.27%

All Directors as a Group		14,439,243 (7)	45.12%

(1)	Includes 100,000 shares which may be purchased through the exercise of a ten year option granted on October 15, 2003, exercisable at $5.00 per share.

(2)	Includes 25,000, 270,164 and 39,575 shares which may be purchased through the exercise of ten year options granted on December 1, 1997, September 30, 2002 and January 5, 2004, respectively, all exercisable at $5.00 per share. Includes 1,400,000 shares held by the Vernon E. Gleasman Grandchildren’s Trust and 1,400,000 shares held by the Margaret F. Gleasman Grandchildren’s Trust of which Mr. Gleasman is co-trustee.

(3)	Includes 25,000, 181,149 and 31,818 shares which may be purchased through the exercise of ten year options granted on December 1, 1997, exercisable at $5.00 per share. Includes 60,000 shares owned by Mr. Gleasman’s sons. Includes 1,400,000 shares held by the Vernon E. Gleasman Grandchildren’s Trust and 1,400,000 shares held by the Margaret F. Gleasman’s Grandchildren’s Trust of which Mr. Gleasman is co-trustee. Includes 1,666,666 shares held by the James Y. Gleasman Children’s Trust of which Mr. Gleasman is co-trustee.

(4)	Includes 100,000 shares which may be purchased through the exercise of a ten year option granted on January 1, 1998, exercisable at $5.00 per share.

(5)	Includes 25,000 shares which may be purchased through exercising a ten year option granted on October 15, 2003, exercisable at $5.00 per share. Includes 29,750 warrants issued under the Nonmanagement Directors Plan.

(6)	Securities are owned directly by a company of which Mr. Flaum is a principal.

(7)	Includes an aggregate 797,706 shares which may be purchased through the exercise of options all of which are exercisable at $5.00 per share, 1,400,000 shares held by the Vernon E. Gleasman Grandchildren’s Trust, 1,400,000 shares held by the Margaret F. Gleasman Grandchildren’s Trust and 1,666,666 held by the James Y. Gleasman Children’s Trust. The 2,800,000 shares owned by Vernon and Margaret Gleasman’s Grandchildren’s Trusts are counted only once for this calculation. Includes 29,750 warrants issued under the Nonmanagement Directors Plan. Includes 60,000 shares owned by Keith E. Gleasman’s sons.
     Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who own more than 10% of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership of our common stock (Forms 4 and 5)

with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no reports were required, we believe that during our fiscal year ended December 31, 2005 and for the period January 1, 2006 through December 1, 2006, all such persons complied with all applicable filing requirements.
COMMITTEE REPORTS
Audit Committee Report
The Audit Committee operates under a written charter adopted by the Board of Directors on April 17, 2000 and amended on January 15, 2003. During fiscal 2005, the members of the Audit Committee were Daniel R. Bickel, chairman, Herbert H. Dobbs and Gary A. Siconolfi.
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation and oversight of the work of the registered public accounting firm employed by the company (including resolution of any disagreements between management and the auditor regarding financial reporting) to prepare and issue an audit report or relative work with respect to the company’s financial statements.
The Audit Committee has the responsibility to preapprove all audit services and non-audit services to be performed by the company’s registered accounting firm.
In carrying out its responsibilities, the Audit Committee requires the company’s registered accounting firm to timely of report to it:
o	all critical accounting policies and practices to be used in any audit of the company’s financial statements.

o	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the company’s registered public accounting firm; and

o	other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

The Audit Committee held four meetings during the 2005 fiscal year. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee met, reviewed and discussed the audited financial statements of the company for its fiscal year ended December 31, 2005 with management and separately, with the company’s independent auditors.
The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” relating to the conduct of the audit.
The Audit Committee has received the written disclosures and accompanying letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” disclosing to the Audit Committee all relationships between the accountants and the company that may reasonably bear on independence and confirming the accountants’ independence. The Audit Committee discussed the issue of independence with the company’s independent accountants and received confirmation of such discussion from the independent accountants.
Based upon its review of the audited financial statements and the discussions referred to in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the company for its fiscal year ended December 31, 2005 be included in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Daniel R. Bickel, chairman Herbert H. Dobbs Gary A. Siconolfi

The Notice of the annual meeting of shareholders, this Proxy Statement and accompanying Proxy Card has been authorized by order of the Board of Directors.

December 1, 2006	/S/HERBERT H. DOBBS
Herbert H. Dobbs, Secretary

APPENDIX A
TORVEC, INC.
AUDIT COMMITTEE CHARTER
Effective April 17, 2000
As Amended January 15, 2003
I. PURPOSE
     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to
(1) monitoring the quality, reliability and integrity of the Company’s external financial reporting process;
(2) the adequacy of the Company’s internal controls particularly with respect to the Company’s compliance with legal and regulatory requirements and corporate policy; and
(3) the independence and performance of the Company’s registered public accounting firm, who shall be ultimately accountable and report directly to the Audit Committee.
II. RESPONSIBILITIES
     The Audit Committee shall be directly responsible for:
o the appointment, compensation, retention and oversight of the work of the registered public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;
o the pre-approval of all auditing and non-auditing services to be performed by the Company’s registered public accounting firm provided that no approval shall be given for the performance of non- audit services enumerated in section 201(a)(1)-(9) of the Sarbanes-Oxley Act of 2002. For this purpose, pre-approval shall be deemed to have been given to any audit service included within the scope of the engagement of the registered public accounting firm with the Company;

o the disclosure by the Company of all pre-approved non-audit services in periodic reports filed by the Company with the Securities and Exchange Commission;
o the disclosure by the Company of the number and name(s) of each Audit Committee member who is an “audit committee financial expert” as defined herein in periodic reports filed by the Company with the Securities and Exchange Commission.
     The Audit Committee shall establish procedures for
o the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
o the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
     The Audit Committee’s further responsibilities shall include:
o requiring that the Company’s registered public accounting firm submit at least annually to the Audit Committee, a formal, written statement delineating all relationships between the registered public accounting firm and the Company. The Audit Committee shall be responsible for actively engaging in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm . As appropriate, the Audit Committee shall take appropriate action in response to the registered public accounting firm report to satisfy itself of such firm’s independence;
o requiring the registered public accounting firm to timely report to the Audit Committee:
o all critical accounting policies and practices to be used in preparing the Company’s financial statements;
o all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments and treatment preferred by the registered public accounting firm; and
o other material written communications between the registered public accounting firm and management such as any management letter or schedule of unadjusted differences;
o Reviewing with management and the registered public accounting firm the audited financial statements to be included in the Company’s Annual Report on

Form 10-K and recommending to the Board of Directors the inclusion of the Company’s audited financial statements in such Form 10-K. Such review shall include discussing with the registered public accounting firm those matters required to be discussed under generally accepted auditing standards;
o Reviewing with management and the registered public accounting firm the Company’s financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the registered public accounting firm those matters required to be discussed under generally accepted auditing standards. The Chair of the Audit Committee, or the Chair’s designee, may represent it for the purposes of the review with management and the registered public accounting firm;
o Meeting with management periodically to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
o Providing an open avenue of communication among and individually with the registered public accounting firm, financial and senior management, and the Board of Directors, and taking appropriate actions resulting from this interaction;
o Reviewing and assessing the adequacy of this Charter on an annual basis and recommending changes, if any, to the Board of Directors.
III. COMPOSITION
     The Audit Committee shall be composed of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.
     At least one member of the Audit Committee shall be an “audit committee financial expert” as defined in section 407 of the Sarbanes-Oxley Act, in that he or she has (through education and experience as a public accountant or auditor or as a principal financial officer, controller or principal accounting officer of a company that, at the time the person held such position, was required to file reports with the Securities and Exchange Commission, or through experience in one or more positions that involve the performance of similar functions or that result in the judgment of the Board of Directors in such person having similar expertise and experience) the following attributes:
o an understanding of generally accepted accounting principles and financial statements;
o experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the company’s financial statements;

o experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the company’s financial statements;
o experience with internal accounting controls and procedures for financial reporting;
o an understanding of audit committee functions.
     For purposes of Audit Committee composition, the term “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:
o a director who, other than in his capacity as a director and member of the Audit Committee or any other Board committee, is an “affiliate” of the Company and/or of its divisions and/or subsidiaries;
o a director who, other than in his capacity as a director and member of the Audit Committee or any other Board committee, accepts any consulting, advisory, or other compensatory fee from the Company and/or its divisions and/or subsidiaries;
o a director who is employed by the Company or any of its affiliates for the current fiscal year or for any of the past three fiscal years of the Company;
o a director who is a member of the immediate family of an individual who is, or has been in any of the past three fiscal years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law and anyone who resides in such person’s home;
o	a director who is a partner in, or a controlling shareholder, or an executive officer of any for-profit business organization to which the Company made or from which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed five percent of the Company’s or such business organization’s consolidated gross revenue or $200,000, whichever is more, in any of the past three fiscal years;

o	a director who is employed as an executive of any other entity where any of the Company’s executives serve on that entity’s Compensation Committee.
The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Audit Committee shall have the authority to engage independent counsel and/or advisors as it determines necessary to carry out its duties.

The Audit Committee shall determine and have authority to cause the Company to pay compensation
o	to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services;

o	to any advisors employed by the Audit Committee.
IV. MEETINGS
The Committee shall meet at least four times annually. As part of its job to foster open communication, the Committee shall meet at least annually with management and the registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.
V. LIMITATION OF DUTIES
While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s registered public accounting firm. It is not the duty of the Audit Committee to assure compliance with laws, regulations and the Company’s Employee Practices Handbook.

TORVEC, INC., Powder Mills Office Park 1169 Pittsford-Victor Rd., Suite 125, Pittsford, NY 14534
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 25, 2007
The undersigned Shareholder of Torvec, Inc. hereby appoints and constitutes James Y. Gleasman and Keith E. Gleasman, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of Shareholders of the Company to be held at the Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450, on Thursday, January 25, 2007, at 7:00 P.M., local time, and any and all adjournments of said meeting, and to vote all shares of stock of Torvec, Inc., registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.
Management Recommends a VOTE FOR Items 1, 2 and 3
1.	ELECTION OF DIRECTORS: Election of the directors listed below to serve until the annual meeting of Shareholders and until their successors are duly elected and qualified.
FOR ALL NOMINEES LISTED BELOW: (EXCEPT AS MARKED TO THE CONTRARY BELOW):
WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW:
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name on the list below:
Gary A. Siconolfi, James Y. Gleasman, Keith E. Gleasman, Herbert H. Dobbs, Daniel R. Bickel, David M. Flaum and Joseph B. Rizzo

2. APPOINTMENT OF AUDITORS: Ratification of the appointment of Eisner LLP by the Audit Committee of the Board of Directors as the company’s Independent Registered Public Accounting Firm for the year ending December 31, 2006			Torvec, Inc. Annual Meeting — January 25, 2007
FOR	AGAINST	ABSTAIN	Dated:

Number of Shares Voted

3. INCREASE AUTHORIZED SHARES: Approve amendment to company’s certificate of incorporation to increase number of authorized common shares from 40,000,000 to 400,000,000

FOR	AGAINST	ABSTAIN

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF PROPOSALS 1,2 and 3	Joint owners should each sign. Executors, trustees, guardians, corporate officers, and other representatives should give title	Signature Signature
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS